UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2025

SONDER HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco, California		94108
(Address of principal executive offices)		(Zip Code)

(617) 300-0956

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Note and Warrant Purchase Agreement

On August 5, 2025, Sonder Holdings Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”), with certain qualified institutional buyers or accredited investors (each a “Purchaser” and, collectively, the “Purchasers”), certain of whom are holders of shares of the Company’s Series A Preferred Stock, whereby the Company issued and sold $24.540 million of units (the “Units”), each comprised of (i) a senior secured promissory note (the “Investor Notes”) and (ii) a warrant to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $1.50 per share (the “Warrants,” the shares underlying the Warrants, the “Warrant Shares”, and the offering of the Units, the “Financing”).

The Investor Notes mature on July 4, 2026 and accrue interest on the unpaid principal amount at a rate of 15.0% per annum, payable in kind quarterly in arrears. The Investor Notes are subject to mandatory redemption upon the occurrence of change of control events, certain asset sales and excess cash flow amounts, subject to certain exceptions. The Investor Notes are guaranteed by the Company’s domestic subsidiaries and are secured by substantially all of the assets of the Company and its domestic subsidiaries on a pari passu basis and rank pari passu in right of payment with the Lender Notes (defined below). The Investor Notes and related liens will rank senior in right of payment and lien priority to the 2021 Notes (defined below). The Company may use the proceeds of the Investor Notes for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and affirmative and negative covenants of the Company and certain of its subsidiaries, including, among other restrictions and subject to certain exceptions, limitations on the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of assets, make certain restricted payments, enter into affiliate transactions, make capital expenditures, and make investments.

The Investor Notes also include customary events of default, including, among others, payment defaults, material breach of representations and warranties, breach of covenants, cross-default to other indebtedness, judgment defaults and bankruptcy and insolvency defaults, as well as an event of default if the Company fails to raise gross proceeds of at least $32.5 million from capital sources by November 15, 2025. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Investor Notes, an increase in the rate of interest and the Purchasers’ exercise of certain other rights and remedies provided for under the Investor Notes, the other transaction documents and applicable law.

The Purchase Agreement requires the Company to include proposals in a preliminary proxy statement on Schedule 14A filed no later than December 15, 2025, with a definitive proxy including such proposal distributed as soon as practicable, for the purpose of obtaining stockholder approval of (i) the issuance of the shares of Common Stock issuable upon exercise of the Warrants as required by Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq” and, such proposal, the “Nasdaq Proposal”) and (ii) an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock to allow for the issuance of the Warrant Shares (the “Authorized Share Proposal” and such approvals for the Nasdaq Proposal and the Authorized Share Proposal collectively, the “Stockholder Approval”).

If the Company obtains the Stockholder Approval, the Warrants will be exercisable for shares of Common Stock until August 5, 2029. Subject to certain exceptions, the exercise price of the Warrants is subject to adjustment in the event of stock dividends, stock splits, stock combinations, reorganizations or similar events affecting the Common Stock, or in the event the Company is deemed to have sold any Common Stock or securities of the Company that would entitle the holder thereof to acquire Common Stock for a consideration per share less than a price equal to the exercise price of the Warrants in effect immediately prior to such issuance. Subject to limited exceptions, a holder of the Warrants will not have the right to exercise any portion of its Warrant if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 19.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company. Under the Warrants, the Company is obligated to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), by no later than December 15, 2025 with respect to the resale of the Warrant Shares.

The Warrants, which are collectively exercisable for an aggregate of 21,196,402 shares of Common Stock, provide that, in the case of certain fundamental transactions (including reclassification or reorganization of Common Stock, merger or consolidation of the Company or sale of all or substantially all assets in connection with which the Company is dissolved), the holder of the Warrant receives, subject to specified exceptions, the right to purchase and receive the securities or other property (including cash) receivable upon such event as if the holder of the Warrant had exercised such Warrant immediately prior to such event.

The Purchase Agreement also grants a certain Covered Investor (as defined in the Purchase Agreement), which is a Purchaser and a holder of the Company’s Series A Preferred Stock, the right to purchase up to 100% of any equity offering or certain debt financings until July 4, 2026.

The foregoing summary of the Purchase Agreement, the Investor Notes and the Warrants is qualified in its entirety by the full text of the Purchase Agreement, the Form of Note and the Form of Warrant, copies of which are attached as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Voting Support Agreement

In connection with the Financing, on August 5, 2025, the Company entered into an agreement with stockholders representing a majority of the Company’s outstanding voting power, pursuant to which the stockholder parties thereto agreed to, among other things, vote in favor of the Nasdaq Proposal and the Authorized Share Proposal (the “Voting Support Agreement”). Certain of the stockholders entering into the Voting Support Agreement are also participating in the Financing.

The foregoing summary of the Voting Support Agreement is qualified in its entirety by the full text of the Form of Voting Support Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Loan Agreement

On August 5, 2025, the Company entered into a Loan Agreement (the “Loan Agreement”) with Marriott International, Inc. (“MI”), as administrative and collateral agent for the lenders, providing for senior secured notes (the “Lender Notes”) to evidence the replacement, on a cashless basis and for a period of up to 12 months, of certain fees and other amounts (the “Roll-Up Payments”) owed to MI by the Company pursuant to the Third Amendment described further below.

The Lender Notes mature on July 4, 2026 and accrue interest on the unpaid principal amount at a per annum rate equal to the prime rate, plus 3.00%, payable in kind monthly in arrears. The Lender Notes are subject to mandatory prepayment upon the occurrence of change of control events, certain asset sales and excess cash flow amounts, subject to certain exceptions. The Lender Notes are guaranteed by the Company’s domestic subsidiaries and are secured by substantially all of the assets of the Company and its domestic subsidiaries on a pari passu basis and rank pari passu in right of payment to the Investor Notes. The Lender Notes and related liens will rank senior in right of payment and lien priority to the 2021 Notes (defined below). The Company may use the proceeds of the Lender Notes for paying the Roll-Up Payments and general corporate purposes.

The Loan Agreement contains customary representations, warranties and affirmative and negative covenants of the Company and certain of its subsidiaries, including, among other restrictions and subject to certain exceptions, limitations on the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of assets, make certain restricted payments, enter into affiliate transactions, make capital expenditures, and make investments.

The Loan Agreement also includes customary events of default, including, among others, payment defaults, material breach of representations and warranties, breach of covenants, cross-default to other indebtedness, judgment defaults and bankruptcy and insolvency defaults, as well as an event of default if the Company fails to raise gross proceeds of at least $32.5 million from capital sources by November 15, 2025. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Lender Notes, an increase in the rate of interest and the lenders’ exercise of certain other rights and remedies provided for under the Loan Agreement, the other transaction documents and applicable law.

Third Amendment to License Agreement

On August 5, 2025, the Company entered into the Third Amendment to License Agreement (the “Third Amendment”), by and among the Company, MI and Global Hospitality Licensing S.À R.L (“GHL”, and together with MI, “Marriott”), which modifies that certain License Agreement, dated as of August 13, 2024, (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “License Agreement”), pursuant to which, among other things, the Roll-Up Payments owed to MI by the Company under the License Agreement shall be replaced, on a cashless basis for a period of up to 12 months, in an amount evidenced under the Lender Notes.

The foregoing summary of the Loan Agreement and Third Amendment is qualified in its entirety by the full text of the Loan Agreement and Third Amendment attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Consent and Seventh Amendment to Note and Warrant Purchase Agreement

On August 5, 2025, the Company entered into the and Seventh Amendment (the “NPA Amendment”), by and among the Company, the subsidiary note obligors party thereto (together with the Company, the “Note Obligors”), the subsidiary guarantors party thereto, the investors party thereto and Alter Domus (US) LLC, as collateral agent, which modifies that certain Note and Warrant Purchase Agreement, dated as of December 10, 2021 by and among the Note Obligors, the guarantors party thereto from time to time, and the investors party thereto from time (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “2021 Note Purchase Agreement”), and the subordinated secured notes issued pursuant to the 2021 Note Purchase Agreement (the “2021 Notes”).

Among other things, the NPA Amendment provides for certain waivers in connection with the consummation of the transactions contemplated by the Purchase Agreement and the Loan Agreement and amendments to certain covenants under the 2021 Note Purchase Agreement.

The foregoing summary of the NPA Amendment is qualified in its entirety by the full text of the NPA Amendment attached as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On August 5, 2025, in connection with the Financing and the Loan Agreement, the Company terminated its existing Loan and Security Agreement, dated as of December 21, 2022, by and among the Company, the co-borrowers party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement, the Loan Agreement, the Investors Notes and the Lender Notes is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement is incorporated herein by reference.

The Company offered and sold the Investor Notes and Warrants to the Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Purchasers in the Purchase Agreement. The Warrant Shares, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note
4.2*	Form of Common Stock Purchase Warrant
10.1*	Note and Warrant Purchase Agreement, dated as of August 5, 2025, by and among Sonder Holdings, Inc., its subsidiaries party thereto.
10.2	Form of Voting Support Agreement
10.3*	Loan Agreement, dated as of August 5, 2025, by and among Sonder Holdings, Inc. its subsidiaries party thereto, and MI as a lender, and as administrative agent and collateral agent.
10.4	Third Amendment to License Agreement, dated as of August 5, 2025, by and among the Company, MI and Global Hospitality Licensing S.À R.L.
10.5	Consent and Seventh Amendment to Note and Warrant Purchase Agreement, dated as of August 5, 2025, by and among Sonder Holdings Inc., its subsidiaries party thereto, the investors party thereto and Alter Domus (US) LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: August 7, 2025	By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Chief Financial Officer